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                                                                    EXHIBIT 21.1

                          Subsidiaries of the Company

                                               State or Other       Name(s) Under
                                               Jurisdiction         Which Subsidiary
Subsidiary                                     of Incorporation     Does Business
----------                                     ----------------     ----------------
ProSource Services Corporation                 Delaware             ProSource Distribution Services
ProSource Distribution Services Limited        Canada               None
BroMar Services, Inc.                          Delaware             None
ProSource Receivables Corporation              Delaware             None